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                                                                     EXHIBIT 5.1

                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                         NEWPORT BEACH, CALIFORNIA 92660

                            TELEPHONE (949) 725-4000
                               FAX (949) 725-4100



                                August 28, 1998


CKE Restaurants, Inc.
1200 North Harbor Boulevard
Anaheim, California 92801

        Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        At your request, we have examined the form of Registration Statement on Form S-3 (the "Registration Statement"), being filed by CKE Restaurants, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 for resale of an aggregate of up to 17,595 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company (the "Common Stock"). The Shares may be sold from time to time for the account of the Selling Stockholders named in the Registration Statement.

        We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

        Based on the foregoing, and assuming that the full consideration for each of the Shares has been received by the Company, it is our opinion that the Shares covered by the Registration Statement have been duly authorized and validly issued and are fully paid and nonassessable shares of Common Stock.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.

                                             Very truly yours,


                                             /s/ STRADLING YOCCA CARLSON & RAUTH
                                             -----------------------------------
                                                 STRADLING YOCCA CARLSON & RAUTH